UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Acquisition of Covella Pharmaceuticals, Inc.
     Merger Agreement
     On September 10, 2010, Santarus, Inc. (“Santarus”) acquired the worldwide rights to a humanized anti-VLA-1 antibody through the acquisition of Covella Pharmaceuticals, Inc. (“Covella”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) with Covella, Lawrence C. Fritz, as the stockholder representative, and SAN Acquisition Corp., a wholly owned subsidiary of Santarus (“Merger Sub”). In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with Covella, and Covella survived as a wholly owned subsidiary of Santarus.
     Prior to Santarus’ acquisition of Covella, Covella was a privately held company owned by a small number of stockholders, including Westfield Capital Management Company, LP (“Westfield”), among others. As of March 31, 2010, based on disclosure in Santarus’ Definitive Proxy Statement filed on April 23, 2010, Westfield was a beneficial owner of 12% of Santarus’ common stock. Westfield owned approximately 3.5% of the outstanding capital stock of Covella prior to the acquisition by Santarus. In addition to its portion of the merger consideration, Westfield also received $600,000 as repayment of debt owed by Covella.
     Under the terms of the Merger Agreement, Santarus paid a total of $648,000 in upfront consideration to the Covella stockholders, of which 75% consisted of unregistered shares of Santarus common stock (valued at the closing price on September 9, 2010 and subject to a 12-month lock-up period) and 25% consisted of cash. Santarus also assumed responsibility for payment of approximately $1.2 million in Covella liabilities and transaction expenses, including the $600,000 Westfield repayment, and will make clinical and regulatory milestone payments based on success in developing product candidates in addition to a royalty on net sales of any commercial products resulting from the anti-VLA-1 antibody technology. Santarus’ obligation to pay the royalties continues on a country-by-country basis until the date which is the later of: (i) expiration of the last valid claim of the patents licensed by Covella pursuant to the license agreement in such country; or (ii) 10 years after the first commercial sale of the products in such country.
     Both Santarus and Covella agreed to customary representations, warranties and covenants in the Merger Agreement. The Covella stockholders agreed to indemnify Santarus for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement, up to a maximum specified amount and subject to other limitations. Santarus agreed to indemnify the Covella stockholders for certain matters, including breaches of representations, warranties and covenants included in the Merger Agreement, up to a maximum specified amount and subject to other limitations.
     Amended License with Biogen Idec MA Inc.
     In connection with the Merger Agreement, Santarus and Covella entered into an Amendment to License Agreement dated September 10, 2010 with Biogen Idec MA Inc. (“Biogen Idec”), amending an existing License Agreement dated January 22, 2009 between Covella and Biogen Idec (the “Amended License”). Under the terms of the Amended License, Biogen Idec has granted Covella an exclusive, worldwide license to patents and certain know-how and other intellectual property owned and controlled by Biogen Idec relating to the anti-VLA-1 antibody development program. Covella is required to use commercially reasonable efforts to develop and commercialize at least one licensed product.
     In connection with the execution of the Amended License, Santarus paid to Biogen Idec $200,000, of which 75% consisted of unregistered shares of Santarus common stock (valued at the closing price on

September 9, 2010) and 25% consisted of cash. In addition, Santarus is obligated to make clinical, regulatory and sales milestone payments to Biogen Idec based on success in developing and commercializing product candidates and will pay a royalty on net sales of any products developed under the Amended License. Santarus’ obligation to pay the royalties continues on a country-by-country basis until the date which is the later of: (i) expiration of the last valid claim of the patents licensed by Covella pursuant to the license agreement in such country; or (ii) 10 years after the first commercial sale of a licensed product in such country.
     Under the Amended License, Biogen Idec has a right of first offer to supply Covella’s requirements of licensed products and a right of negotiation in the event that Santarus decides to sublicense the right to commercialize a licensed product to a third party.
     Unless the Amended License is terminated earlier, it will remain in effect on a country-by-country basis until no further royalties would be due in such country. Each party is entitled to terminate the Amended License upon the other party’s uncured material breach or bankruptcy or insolvency, subject to certain cure and dispute resolution rights. In addition, Covella may terminate the Amended License in its sole discretion upon 60 days’ prior written notice. Following termination, the rights associated with the licensed products will revert to Biogen Idec, subject to certain limited exceptions.
     The foregoing description of the terms of the Merger Agreement and the Amended License is qualified in its entirety by reference to the provisions of the Merger Agreement and the Amended License, which will be filed as exhibits to Santarus’ Quarterly Report on Form 10-Q for the quarter ending September 30, 2010.
     Comerica Loan Agreement
     In accordance with the terms of the Amended and Restated Loan and Security Agreement, dated July 11, 2008, by and among Santarus and Comerica Bank (as amended, the “Loan Agreement”), Covella as a subsidiary of Santarus, may be required to, among other things, guarantee the indebtedness of Santarus under the Loan Agreement and grant a continuing pledge and security interest in all of Covella’s collateral (excluding intellectual property).

Item 3.02.	Unregistered Sales of Equity Securities.
     The issuance of Santarus common stock under the Merger Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon representations that Santarus has obtained from each Covella stockholder receiving such shares that the Covella stockholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
     The issuance of Santarus common stock under the Amended License is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon a representation that Santarus has obtained from Biogen Idec that Biogen Idec is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
     Reference is made to the descriptions of the Merger Agreement and the Amended License and the relevant documents incorporated therein by reference in Item 1.01 to this Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: September 13, 2010	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer